UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2004

Somerset Financial Services, A Subsidiary of First Indiana Corporation, Profit Sharing and 401(k) Savings Plan (Commission File Number 333-96601) (Full Title of Plan)

FIRST INDIANA CORPORATION (Commission File Number 0-14354) (Name of Issuer of the Securities Held Pursuant to the Plan)

Indiana	0-14354	35-1692825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

135 North Pennsylvania Street, Indianapolis, IN	46204
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (317) 269-1200

Not applicable (Former name or former address, if changed since last report)

Item 4. Changes In Registrant’s Certifying Accountant.

KPMG LLP was previously the principal accountant for the Somerset Financial Services, a subsidiary of First Indiana Corporation, Profit Sharing and 401(k) Savings Plan (the “Plan”). On May 10, 2004 KPMG LLP was dismissed as the principal accountant of the Plan.

KPMG LLP audit report on the financial statements of the Plan’s most recent fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change principal accountant of the Plan was approved by the Audit Committee of the Board of Directors of First Indiana Corporation.

During the most recent fiscal year of the Plan ended December 31, 2002 and the subsequent period through May 10, 2004, there were no disagreements between the Plan and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its audit report on the Plan’s financial statements for such periods.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the Plan’s most recent fiscal year ended December 31, 2002, or during any subsequent period through May 10, 2004.

On May 10, 2004, the Plan engaged Grant Thornton LLP as its new principal accountant. Grant Thornton LLP will audit the financial statements of the Plan for the fiscal year ended December 31, 2003.

During the Plan’s two most recent fiscal years ended December 31, 2002 and through May 10, 2004, the Plan did not consult with Grant Thornton LLP with respect to the application of accounting principles to a completed or proposed specified transaction or the type of audit opinion that might be rendered on the Plan’s financial statements.

A letter from KPMG LLP is attached as Exhibit 16.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibits	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Somerset Financial Services, A Subsidiary of First Indiana Corporation, Profit Sharing and 401(k) Savings Plan

Date: May 20, 2004	By:	/s/ Joseph M. Richter
Joseph M. Richter (Plan Administrator)